EXHIBIT 10.11

STATE OF SOUTH CAROLINA )
LEASE ASSIGNMENT AGREEMENT
COUNTY OF CHARLESTON )

This Lease Assignment Agreement is made and entered into this 29th day of December, 2003, by and between Information Systems Support (hereinafter referred to as “ISS”) and SAFLINK Corporation, Inc. (hereinafter referred to as “SAFLINK”);

WHEREAS, ISS entered into a Lease Agreement dated January 15, 1999, amended on December 2, 1999 (Lease Amendment #1) and letter dated May 2, 2003 hereinafter referred to collectively as “Lease” with South Carolina Research Authority, hereinafter “Landlord”, wherein Landlord agreed to lease to ISS 4,484 rentable square feet in the premises identified as Suite C203 for a term of five years ending on February 24, 2005 with an monthly rent effective June 1, 2003 of $7241.66, in the Trident Research Center (the “Premises”), which Lease is attached hereto as Exhibit “A” and made part hereof, and:

WHEREAS, ISS is desirous of conveying its rights and interest under the Lease to SAFLINK, and

WHEREAS, SAFLINK desires to receive the rights and interests to assume the liabilities under the Lease and to perform all of the covenants and conditions contained in the Lease; and

WHEREAS, the Lease expressly prohibits the assignment of the Lease or subletting of the premises without the express written consent of Landlord; and

WHEREAS, Landlord is unwilling to give its consent to the assignment of the Lease unless SAFLINK shall assume all of the obligations heretofore imposed by the Lease upon ISS, and further Landlord is unwilling to allow for a novation of the Lease;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and other good and valuable consideration, the parties as follows:

1. Assignment. ISS assigns all of its rights and interest under the Lease to SAFLINK, effective upon the date of the signing of this Agreement.

2. Assumption: SAFLINK expressly assumes the terms and conditions of the Lease that arise following the date of this Agreement and agrees to perform all covenants, conditions, duties and obligations contained therein that arise following the date of this Agreement and agrees to pay all obligations evidenced thereby in a prompt and timely manner in accordance with the terms thereof, all with full force and effect as if SAFLINK had signed the Lease originally as the tenant named therein. SAFLINK is not assuming any of the obligations or liabilities of ISS under the Lease that arose prior to the date of this Agreement and ISS shall remain solely responsible for all such obligations and liabilities.

3. Consent to Assignment: Landlord hereby consents to the assignment of the Lease to SAFLINK. Landlord expressly reserves the right to retain ISS liable under the terms of the Lease and specifically states that said assignment and assumption do not constitute a novation of the Lease.

4. Governing Law: This agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

5. Paragraph Headings: The paragraph headings used herein are for convenience reference only and shall not be used in the interpretation or construction hereof.

IN WITNESS WHEREOF, the parties have hereto set their respective hands and seals on the date below:

WITNESSES:	SAFLINK Corporation

By:

Its:

WITNESSES:	Information Systems Support, Inc.

By:

Its:

Consent of Landlord

Now comes South Carolina Research Authority, by its Vice President, and hereby consents to the assignment of rights from Information Systems Support, Inc. to SAFLINK Corporation under the Lease Agreement dated January 15, 1999 and Amendments thereto. This assignment of rights shall not be considered a novation of the Lease as and between South Carolina Research Authority and Information Systems Support, Inc.

Dated this 29th day of December, 2003.

WITNESSES:	South Carolina Research Authority

/s/ Debi Curry	By:	[Signature illegible]

	Its:	Vice President

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